UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2008

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

California	1-10709	95-4300881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California 91201-2397

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Conditions and Exhibits

On May 5, 2008 the Company reported results of operations and financial condition for the quarter ended March 31, 2008. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information included in Exhibit 99.1 to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the ‘Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective May 5, 2008, the Board of Directors amended Section 4 and Section 5 of Article IX of the company’s restated bylaws to read as follows:

Section 4. Stock Certificates and Uncertificated Stock. Shares of the corporation’s stock may be certificated or uncertificated, as provided under California law. Every certificate of stock of the corporation shall be signed in the name of the corporation by the chairman of the board or vice chairman of the board, or the president or a vice president, and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

Certificates for shares and uncertificated shares may be issued prior to full payment under such restrictions and for such purposes as the board of directors may provide; provided, however, that on any certificate issued to represent any partly paid shares, or, for uncertificated shares, on the initial transaction statement for such partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

Except as provided in Section 5 of this Article IX, no new certificates for shares and no uncertificated shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and cancelled at the same time.

Section 5. Lost Certificates. The board of directors may, in case any share certificate or certificate for any other security is alleged to have been lost, stolen, or destroyed, authorize the issuance of a replacement certificate or uncertificated shares in lieu thereof on such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate or uncertificated shares.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1 Press release dated May 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: May 5, 2008

By: /s/ Edward A. Stokx

Edward A. Stokx

Chief Financial Officer

News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale, CA 91201-2349

www.psbusinessparks.com

For Release:	Immediately
Date:	May 5, 2008
Contact:	Edward A. Stokx

(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the First Quarter Ended March 31, 2008

GLENDALE, California — PS Business Parks, Inc. (AMEX:PSB) reported operating results for the first quarter ended March 31, 2008.

Net income allocable to common shareholders for the three months ended March 31, 2008 was $3.8 million or $0.18 per diluted share on revenues of $70.3 million compared to $5.9 million or $0.27 per diluted share on revenues of $65.3 million for the same period in 2007.

Revenues increased $5.0 million for the three months ended March 31, 2008 as a result of an increase of $2.7 million from acquired properties combined with an increase of $2.2 million from the Company’s Same Park portfolio. Net income allocable to common shareholders for the three months ended March 31, 2008 decreased $2.1 million over the same period of 2007 as a result of an increase in net operating income of $2.9 million offset by an increase in depreciation expense of $3.8 million and a decrease in interest and other income of $1.5 million.

Supplemental Measures

Funds from operations (“FFO”) allocable to common shareholders and unit holders for the three months ended March 31, 2008 and 2007 were $30.6 million, or $1.10 per diluted share, and $29.6 million, or $1.02 per diluted share, respectively. The increase in FFO for the three months ended March 31, 2008 over the same period of 2007 was primarily due to an increase in net operating income partially offset by a decrease in interest income.

Property Operations

In order to evaluate the performance of the Company’s overall portfolio over two comparable periods, management analyzes the operating performance of a consistent group of properties owned and operated throughout both periods (herein referred to as “Same Park”). Operating properties that the Company acquired subsequent to January 1, 2007 are referred to as “Non-Same Park.” For the three months ended March 31, 2008 and 2007, the Same Park portfolio constitutes 18.7 million rentable square feet, which includes all assets the Company owned and operated from January 1, 2007 through March 31, 2008 and represents approximately 95.6% of the total square footage of the Company’s portfolio as of March 31, 2008.

The Company’s property operations account for substantially all of the net operating income earned by the Company. The following table presents the operating results of the Company’s properties for the three months ended March 31, 2008 and 2007 in addition to other income and expense items affecting income before minority interests (unaudited, in thousands, except per square foot amounts):

	For the Three Months Ended March 31,
	2008	2007	Change
Rental income:
Same Park (18.7 million rentable square feet) (1)	$ 66,396	$ 64,147	3.5%
Non-Same Park (870,000 rentable square feet) (2)	3,715	977	280.2%
Total rental income	70,111	65,124	7.7%
Cost of operations:
Same Park	21,243	20,172	5.3%
Non-Same Park	1,247	267	367.0%
Total cost of operations	22,490	20,439	10.0%
Net operating income (3):
Same Park	45,153	43,975	2.7%
Non-Same Park	2,468	710	247.6%
Total net operating income	47,621	44,685	6.6%
Other income and expenses:
Facility management fees	195	183	6.6%
Interest and other income	328	1,801	(81.8%)
Interest expense	(993)	(1,107)	(10.3%)
Depreciation and amortization	(25,447)	(21,640)	17.6%
General and administrative	(2,046)	(1,702)	20.2%
Income before minority interest	$ 19,658	$ 22,220	(11.5%)
Same Park gross margin (4)	68.0%	68.6%	(0.9%)
Same Park weighted average for the period:
Occupancy	94.3%	93.2%	1.2%
Annualized realized rent per square foot (5)	$ 15.07	$ 14.73	2.3%

(1)	See above for a definition of Same Park.
(2)	Represents operating properties owned by the Company as of March 31, 2008 not included in Same Park.
(3)

Net operating income (“NOI”) is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The Company’s calculation of NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles (“GAAP”).

(4)	Same Park gross margin is computed by dividing NOI by rental income.
(5)	Same Park realized rent per square foot represents the annualized revenues earned per occupied square foot.

Financial Condition

The following are key financial ratios with respect to the Company’s leverage at and for the three months ended March 31, 2008:

Ratio of FFO to fixed charges (1)	46.4x
Ratio of FFO to fixed charges and preferred distributions (1)	3.0x
Debt and preferred equity to total market capitalization (based on common stock price of $51.90 at March 31, 2008)	37.7%
Available under line of credit at March 31, 2008	$100.0 million

(1)	Fixed charges include interest expense of $993,000.

Stock Repurchase Program

The Company’s Board of Directors previously authorized the repurchase, from time to time, of up to 6.5 million shares of the Company’s common stock on the open market or in privately negotiated transactions. During the three months ended March 31, 2008, the Company repurchased 370,042 shares of common stock at an aggregate cost of $18.3 million or an average cost per share of $49.52. Since inception of the program, the Company has repurchased an aggregate of 4.3 million shares of common stock at an aggregate cost of $152.8 million or an average cost per share of $35.84. Under existing board authorizations, the Company can repurchase an additional 2.2 million shares.

Distributions Declared

The Board of Directors declared a quarterly dividend of $0.44 per common share on May 5, 2008. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable June 30, 2008 to shareholders of record on June 16, 2008.

Series	Dividend Rate	Dividend Declared
Series H	7.000%	$ 0.437500
Series I	6.875%	$ 0.429688
Series K	7.950%	$ 0.496875
Series L	7.600%	$ 0.475000
Series M	7.200%	$ 0.450000
Series O	7.375%	$ 0.460938
Series P	6.700%	$ 0.418750

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed equity real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of March 31, 2008, PSB wholly owned approximately 19.6 million rentable square feet with 3,850 customers located in eight states, concentrated in California (5.8 million sq. ft.), Florida (3.6 million sq. ft.), Virginia (3.0 million sq. ft.), Texas (2.9 million sq. ft.), Maryland (1.8 million sq. ft.), Oregon (1.3 million sq. ft.), Arizona (0.7 million sq. ft.) and Washington (0.5 million sq. ft.).

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of

Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the first quarter operating results, is available on the Internet. The Company’s website is www.psbusinessparks.com.

A conference call is scheduled for Tuesday, May 6, 2008, at 10:00 a.m. (PDT) to discuss the first quarter results. The toll free number is 1-800-399-4409; the conference ID is 43417783. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through May 13, 2008 at 1-800-642-1687. A replay of the conference call will also be available on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

	March 31,	December 31,
	2008	2007
	(Unaudited)

ASSETS

Cash and cash equivalents	$ 26,943	$ 35,041
Real estate facilities, at cost:
Land	494,849	494,849
Buildings and equipment	1,493,105	1,484,049
	1,987,954	1,978,898
Accumulated depreciation	(565,304)	(539,857)
	1,422,650	1,439,041
Land held for development	7,869	7,869
	1,430,519	1,446,910
Rent receivable	3,763	2,240
Deferred rent receivable	21,833	21,927
Other assets	6,632	10,465
Total assets	$ 1,489,690	$ 1,516,583
LIABILITIES AND SHAREHOLDERS’ EQUITY

Accrued and other liabilities	$ 49,209	$ 51,058
Mortgage notes payable	60,381	60,725
Total liabilities	109,590	111,783
Minority interests:
Preferred units	94,750	94,750
Common units	149,918	154,470
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 28,650 shares issued and outstanding at March 31, 2008 and December 31, 2007	716,250	716,250
Common stock, $0.01 par value, 100,000,000 shares authorized, 20,426,361 and 20,777,219 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	204	207
Paid-in capital	356,302	371,267
Cumulative net income	568,627	552,069
Cumulative distributions	(505,951)	(484,213)
Total shareholders’ equity	1,135,432	1,155,580
Total liabilities and shareholders’ equity	$ 1,489,690	$ 1,516,583

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share amounts)

	For the Three Months Ended March 31,
	2008	2007
Revenues:
Rental income	$ 70,111	$ 65,124
Facility management fees	195	183
Total operating revenues	70,306	65,307
Expenses:
Cost of operations	22,490	20,439
Depreciation and amortization	25,447	21,640
General and administrative	2,046	1,702
Total operating expenses	49,983	43,781
Other income and expenses:
Interest and other income	328	1,801
Interest expense	(993)	(1,107)
Total other income and expenses	(665)	694
Income before minority interests	19,658	22,220
Minority interests:
Minority interest in income — preferred units	(1,752)	(1,599)
Minority interest in income — common units	(1,348)	(2,030)
Total minority interests	(3,100)	(3,629)
Net income	16,558	18,591
Net income allocable to preferred shareholders:
Preferred stock distributions	12,756	12,668
Net income allocable to common shareholders	$ 3,802	$ 5,923

Net income per common share:
Basic	$ 0.19	$ 0.28
Diluted	$ 0.18	$ 0.27

Weighted average common shares outstanding:
Basic	20,435	21,316
Diluted	20,629	21,690

PS BUSINESS PARKS, INC.

Computation of Funds from Operations (“FFO”) and Funds Available for Distribution (“FAD”) (Unaudited, in thousands, except per share amounts)

	For the Three Months Ended March 31,
	2008	2007
Computation of Diluted Funds From Operations per Common Share (“FFO”) (1):

Net income allocable to common shareholders	$ 3,802	$ 5,923
Adjustments:
Depreciation and amortization	25,447	21,640
Minority interest in income – common units	1,348	2,030
FFO allocable to common shareholders/unit holders	$ 30,597	$ 29,593

Weighted average common shares outstanding	20,435	21,316
Weighted average common OP units outstanding	7,305	7,305
Weighted average common stock equivalents outstanding	194	374
Weighted average common shares and OP units for purposes of computing fully-diluted FFO per common share	27,934	28,995

Diluted FFO per common share equivalent	$ 1.10	$ 1.02

Computation of Funds Available for Distribution (“FAD”) (2):

FFO allocable to common shareholders/unit holders	$ 30,597	$ 29,593

Adjustments:
Recurring capital improvements	(1,934)	(1,822)
Tenant improvements	(4,454)	(4,439)
Lease commissions	(2,268)	(1,034)
Straight-line rent	94	(208)
Stock compensation expense	1,012	638
In-place lease adjustment	(48)	27
Lease incentives net of tenant improvement reimbursements	(31)	58
FAD	$ 22,968	$ 22,813

Distributions to common shareholders/unit holders	$ 12,196	$ 8,302

Distribution payout ratio	53.1%	36.4%

(1)

Funds From Operations (“FFO”) is computed in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”).  The White Paper defines FFO as net income, computed in accordance with GAAP, before depreciation, amortization, minority interest in income, gains or losses on asset dispositions and extraordinary items.  FFO should be analyzed in conjunction with net income.  However, FFO should not be viewed as a substitute for net income as a measure of operating performance or liquidity as it does not reflect depreciation and amortization costs or the level of capital expenditure and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.  Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other real estate companies.

(2)

Funds available for distribution (“FAD”) is computed by adjusting consolidated FFO for recurring capital improvements, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, lease commissions, straight-line rent, stock compensation expense, impairment charges, amortization of lease incentives and tenant improvement reimbursements, in-place lease adjustment and the impact of Emerging Issues Tack Force (“EITF”) Topic D-42. Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT. FAD does not represent net income or cash flow from operations as defined by GAAP.